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                                                                   Exhibit 10.27

                              DEFERRAL AGREEMENT
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     This Deferral Agreement is entered into this 4th day of April, 1997, and is between JOHN F. O'BRIEN (hereinafter referred to as "JOB") and ALLMERICA FINANCIAL CORPORATION, Worcester, Massachusetts (hereinafter referred to as the "Company"). This Agreement is entered into before JOB has any right, title or interest in the shares of the Company (the "Shares") which are the subject matter of this Deferral Agreement. The Shares will, for a period of three years, be restricted in accordance with the terms and conditions of a certain Restricted Stock Agreement between the Company and JOB dated April 4, 1997 (the "Restricted Stock Agreement"). JOB and the Company wish to defer JOB's receipt of the Shares until JOB is no longer a "covered employee" as that term is currently and as may be defined in Internal Revenue Code Section 162(m).

                                   ARTICLE I
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                                  Definitions
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     1.01  "Beneficiary" shall mean any person, corporation or trust, or combination of these, last designated by JOB in writing and filed with the Company by JOB during his lifetime. Any such designation or designations shall be revocable at any time or times, without the consent of any beneficiary, by a written instrument or nomination of beneficiary made by JOB and similarly filed with the Company by him during his lifetime. In the absence of living designated beneficiaries, the corpus due hereunder shall be distributed to JOB's estate pursuant to the terms hereof in one single distribution.

     1.02 "Interest Rate" shall mean the percentage used in determining the amount of Interest each year. The Interest Rate shall be the annual rate the Company is crediting on January 1 of each year for the Fixed Interest Account under the Retirement Investment Funding Agreement. "Interest" shall mean the amount credited to any Dividends, accrued interest or other cash sums payable in connection with the Shares and deferred pursuant to the terms of this Deferral Agreement.

     1.03 "Account" shall mean a special memorandum account created by the Company on its books.

     1.04 "Dividends" shall mean any dividends declared in connection with the Shares.

     1.05 "Deferred Corpus" shall mean the Shares JOB is entitled to receive under the Restricted Stock Agreement, the Deferred Amount and any other cash payments and interest thereon made in connection with the Shares.

     1.06 "Deferred Amount" shall mean the Dividends deferred hereunder plus interest accrued on such Dividends compounded annually.

     1.07 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986 (as amended).

     1.08 "The singular as used herein shall include the plural, the plural shall refer to the singular, and any pronoun shall refer to any gender when the context so permits.
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                                  ARTICLE II
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                      Deferred Corpus and Deferred Amount
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     2.01  JOB hereby elects to defer in accordance with the terms of this
Deferral Agreement the receipt of the Shares that may be delivered to him in accordance with the terms of the Restricted Stock Agreement. In addition, JOB hereby elects to defer in accordance with the terms of this Deferral Agreement the receipt of any Dividends that may be due him at any time on the Shares.

     2.02 The Company annually, on January 1st of each year, shall credit to the Account an amount of Interest determined by applying the then-prevailing Interest Rate to the Deferred Amount. However, Dividends paid during the preceding calendar year shall be credited with Interest only for the amount of time during the pervious calendar year that such Dividends were credited to the Account.

     2.03 If JOB shall die prior to the date this Agreement is terminated, any such Interest shall be credited to the Account until the Deferral Agreement is paid over to the Beneficiary.

                                  ARTICLE III
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                               Manner of Payment
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     3.01  Upon the first to occur of JOB's death or the first business day in the year following the date that JOB is no longer a "covered employee" as defined in Internal Revenue Code Section 162(m), the Deferred Corpus shall be delivered/paid to JOB.

     3.02 If JOB dies prior to no longer being a covered employee, the Company shall deliver/pay to the Beneficiary the Deferred Corpus on the first day of the year immediately following JOB's death.

     3.03 In the event JOB ceases to be an employee of the Company, or any subsidiary of the Company, for any reason other than death, the Company shall, on the first day of the year following such event, deliver/pay to JOB the Deferred Corpus with Interest credited on the Deferred Amount until the date of payment. In the event JOB ceases to be an employee for any reason other than death and the Shares have not or do not vest pursuant to the terms of the Restricted Stock Agreement, the Deferred Amount plus any Interest due will be paid to JOB on the first business day in the calendar year following the termination of his employment.

                                  ARTICLE IV
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                              Further Provisions
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     4.01  The Shares shall receive the benefit of any stock, securities and/or cash received by shareholders of the Company pursuant to a plan of merger, consolidation, recapitalization or reorganization of the Company. The Shares shall also include any security received as a result of a stock split or stock dividend received by shareholders of the Company. If any cash is received in addition to Dividends, such cash shall also be deferred and be credited with Interest in the same manner as Dividends are credited with Interest. Any stock, securities and/or cash received, in connection with the Shares due to a plan of merger, consolidation, recapitalization, reorganization of the Company and/or as a result of a stock split or stock dividend shall be added to the Deferred

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Corpus and deferred pursuant to the terms of this Deferral Agreement. Any stock, securities and/or cash received pursuant to this Section shall be considered part of the Shares and shall not vest unless JOB becomes vested in the Shares pursuant to the Restricted Stock Agreement.

     4.02 It is agreed that neither JOB nor any other payee hereunder shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferrable, and in the event of any attempted assignment or transfer, the Company shall have no liability for failure to recognize any such assignment.

     4.03 This Agreement shall be binding upon the parties hereto, their beneficiaries, heirs, executors, administrators or successors.

     4.04 This Agreement shall be executed in duplicate counterparts, and each copy shall serve as an original for all purposes, but both counterpart copies shall constitute one and the same agreement.

     4.05 All headings set forth in this Agreement are intended for convenience only, and shall not control or affect the meaning, constructions, or effect of this Agreement or of any of the provisions hereof.

     4.06 It is understood and agreed that the Deferred Corpus, Deferred Amount and the Account are and shall be owned by the Company and not by JOB or by any other payee who shall be entitled to any payments under this Agreement. The Deferred Corpus and the Deferred Amount hereunder shall belong to the Company as part of its funds and for its own use and benefit. A trust is not created by this Agreement, nor shall a constructive trust be imposed. All payments payable and Shares to be distributed under this Agreement to JOB or to any other payee shall be made by the Company, and both JOB and any other payee always shall be general, unsecured creditors of the Company. All reference in this Agreement to the Account, to the Deferred Corpus and to the Deferred Amount are made herein solely as a means of measuring and determining the amount that the Company is to pay and the number of Shares that the Company is to deliver under this Deferral Agreement.

                                         ALLMERICA FINANCIAL
Attest:                                  CORPORATION

                                         By: /s/ Bruce C. Anderson
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                                         Name: Bruce C. Anderson
                                         Title: Vice President

                                         /s/ John F. O'Brien
                                         ----------------------------
                                               John F. O'Brien

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